UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☒	Soliciting material pursuant to § 240.14a-12
OptiNose, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 19, 2025, OptiNose, Inc. (the “Company”) made the following communications in connection with its pending transaction with Paratek Pharmaceuticals, Inc.:
Email communication from Ramy A. Mahmoud, Chief Executive Officer of the Company, to all employees:
Friends:
You know that XHANCE® is a great treatment for chronic sinusitis – the only one proven and approved by the FDA – and we are making great strides in getting it to patients through our work with ENT and Allergy specialists. Thank you for your unwavering commitment to making XHANCE a part of the Chronic Sinusitis standard of care in the US! We have also always known that many patients are treated in primary care rather than by specialists, creating an enormous incremental opportunity beyond our focus in the specialty space. That’s why I am pleased to share the attached press release announcing that Optinose has entered into an agreement to be acquired by Paratek Pharmaceuticals. Paratek has offices in the Philadelphia area (King of Prussia) as well as a national and growing primary care promotional infrastructure, but no presence in ENT or allergy. We believe Paratek’ s primary care focus is well suited to complement our team’s existing specialty focus and to maximize the opportunity offered by XHANCE.
I know you may have questions about what this news means for Optinose, XHANCE, and patients, what you can expect in coming weeks and months, and other questions. Therefore, in accordance with our shared values of Friendship and Openness, we want to gather tomorrow morning so we can provide more information about this expanded opportunity. We also commit to communicating with you regularly in the coming weeks and months as new information and plans become available.
We invite all colleagues to a special All-Colleague call tomorrow morning, Thursday, March 20th, from 11:00 AM – 12:00 PM EDT. It would be wonderful if our Yardley-based colleagues are able to join us in person, and any team members unable to join in person, including our field sales colleagues, are welcome to join over Teams.
This will be our first opportunity to discuss this new news with you and to entertain your thoughts and questions, but it won’t be the last. Each Management team member will be prepared to discuss in your department meetings or one-on-one, and we are planning additional all-colleague forums in coming weeks.
The Optinose Management Team and our board of directors are extremely proud of your collective efforts to help XHANCE reach CS patients in need, and we are excited by the prospects for how a future integration with Paratek could advance our mission to improve lives for millions of patients with Chronic Sinusitis.
See you tomorrow!

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, the OptiNose, Inc. (the “Company”) will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”), including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on the Company’s website at www.optinose.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to OptiNose, Inc., Corporate Secretary, 777 Township Line Road, Suite 300, Yardley, PA 19067, telephone: (267) 364-3500.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 26, 2024. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and the Company’s website at www.optinose.com.

Talking Points for Optinose Management Team
This document is intended to provide Optinose Management Team members with talking points to facilitate communication with key Optinose colleagues after the press release on Wednesday, March 19th (~5:00 PM) and ahead of the All-Colleague Call scheduled for Thursday, March 20, 2025 at 11:00 AM.
Optinose and Paratek entered into a merger agreement. This is an announcement of intent to transact, it is not a final transaction (“closing”). We will work towards closing in mid-2025 pending usual conditions.
    Through our merger agreement with Paratek, Optinose will become part of a pharmaceutical company with a differentiated, multi-product commercial-stage portfolio focusing on both specialty and primary care. The Company’s products will be NUZYRA®, a next-generation tetracycline antibiotic aimed at a range of infections, especially those caused by antibiotic resistant organisms, and XHANCE®, aimed at CRS patients in both ENT/Allergy specialty practice and in primary care.

    Under the terms of the agreement, Paratek will acquire all of Optinose’s outstanding shares for $9 per share in cash, plus up to $5 per share in contingent value rights (CVRs) payable in the event that certain net sales milestones are achieved by XHANCE ($1 per share if XHANCE achieves $150M in net sales in any calendar year prior to December 31, 2028, and $4 per share if XHANCE achieves $225M in net sales in any calendar year prior to December 31, 2029). The transaction would have a potential value of approximately $330 million or $14 per share.

    The majority of the primary care physicians Paratek calls on for NUZYRA are also treating patients with CRS, offering a wonderful opportunity to expand XHANCE reach to a new audience of physicians to help patients improve their quality of life.

    Paratek Pharmaceuticals, Inc. was founded nearly 30 years ago. They became a private company about 18 months ago, with a vision and goal of becoming a pharmaceutical company with a differentiated, specialty-focused, multi-product commercial-stage portfolio. The acquisition of XHANCE® is an important first step in this evolution. They have a local presence in King of Prussia, Pennsylvania, as well as a growing national sales force.

    In the coming days, a formal integration planning process will be launched that will include members from both organizations. This team’s mission will be to develop plans aimed at setting up the new combined organization for future success and to help maintain focus on current plans, which are unchanged, during the period before closing. More information about the integration process will be provided as it becomes available.

    The Management Team is grateful for all of your contributions and for each individual maintaining their commitment to job excellence at the highest levels. Because of your efforts, we will be able to take full advantage of the transformative opportunity that this merger represents.

    An All-Colleague call is scheduled for tomorrow morning, Thursday, March 20, 2025 at 11:00 AM. If you are a Yardley colleague, we’d invite you to come in person. If you are in the field, please join by Teams.

    The Global Team Calls Questions email is available for questions from colleagues. Please encourage colleagues to submit questions as we will build an FAQ as the process continues. There will multiple opportunities for additional questions and ideas to be shared, and more communication will be planned as events unfold.

    Please remember that this announcement is not the transaction, it’s the start of a process to close the transaction later this year. Maintaining a laser focus on our 2025 goals and objectives is critical.

Forward-Looking Statements
This communication, and any documents to which the Optinose, Inc. (the “Company”) refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of the Company will approve the acquisition; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (iv) risks relating to the achievement of the milestones necessary for the payment of any contingent value rights; (v) disruption from the pending Merger making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; (vi) risk related to the pending Merger diverting the Company management’s attention from the ongoing business operations of its business; (vii) negative effects of the announcement of the Merger or the consummation of the Merger on the market price of the Company’s common stock and on the Company’s operating results; (viii) significant transaction costs; (ix) unknown liabilities; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the Merger; and (xi) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).
The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaims any obligation to revise or update any forward-looking statement to reflect future events or circumstances.
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on the Company’s website at www.optinose.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to OptiNose, Inc., Corporate Secretary, 777 Township Line Road, Suite 300, Yardley, PA 19067, telephone: (267) 364-3500.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 26, 2024. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and the Company’s website at www.optinose.com.